EXHIBIT 99.1

For Release November 14, 2013 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports First Quarter
Fiscal Year 2014 Results;
Teleconference and Webcast to be held on November 14, 2013

CRANBURY, NJ – November 14, 2013 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its first quarter ended September 30, 2013.

Recent Highlights
Bremelanotide development for Female Sexual Dysfunction (FSD):
☐	Successful completion of device bioequivalence trial
☐	Receipt of a $1.0 million, non-refundable option fee relating to negotiation of a potential future license of bremelanotide in a defined territory outside North America
☐	Pivotal Phase 3 clinical trials anticipated to start in the first quarter of calendar year 2014
The Company obtained patents during the quarter:
☐
U.S. Patent 8,487,073, entitled “Melanocortin Receptor-Specific Peptides for Treatment of Sexual Dysfunction” issued July 16, 2013, claiming composition of matter on novel peptides for treatment of sexual dysfunction, obesity and related indications

☐
U.S. Patent No. 8,492,517, entitled “Melanocortin-1 Receptor-Specific Cyclic Peptides” issued July 23, 2013, claiming composition of matter of lead peptides for treatment of inflammation-related diseases

First Quarter Fiscal 2014 Financial Results
Palatin reported a net loss of $4.5 million, or $(0.04) per basic and diluted share, for the quarter ended September 30, 2013, compared to a net loss of $10.5 million, or $(0.15) per basic and diluted share, for the same period in 2012.

The decrease in net loss for the quarter ended September 30, 2013 compared to the same period last fiscal year was mainly attributable to the recognition of a $7.1 million, non-operating expense, in the quarter ended September 30, 2012, which represented the increase in fair value of warrants issued in connection with Palatin’s private placement that closed on July 3, 2012.

Revenue
There were no revenues recorded in the quarter ended September 30, 2013, compared to $4,000 for the same period in 2012.  Revenue consisted entirely of reimbursement of development costs and per-employee compensation earned at the contractual rate pursuant to Palatin’s license agreement with AstraZeneca.

Operating Expenses
For the quarter ended September 30, 2013, total operating expenses were $4.5 million compared to $3.4 million for the comparable quarter of 2012.  The increase in operating expenses for the quarter ended September 30, 2013 was the result of an increase in costs primarily relating to Palatin’s bremelanotide for the treatment of FSD program.

Cash Position
Palatin’s cash, cash equivalents and short-term investments were $22.3 million as of September 30, 2013, compared to cash, cash equivalents and short-term investments of $24.4 million at June 30, 2013.  Current liabilities were $4.2 million as of September 30, 2013 compared to $2.1 million as of June 30, 2013.

Palatin believes its existing capital resources will be adequate to fund its currently planned operations, including submitting complete protocols for pivotal Phase 3 studies to the U.S. Food and Drug Administration (FDA) but not initiating patient enrollment, through at least calendar year 2014.

Conference Call / Webcast
Palatin will host a conference call and webcast on November 14, 2013 at 10:00 a.m. Eastern Time to discuss the results of operations in greater detail and an update on corporate developments including the status of partnering Bremelanotide for sexual dysfunction in the United States and Europe.  Individuals interested in listening to the conference call live can dial 1-888-280-4443 (domestic) or 1-719-457-2601 (international), pass code 3153901.  The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com.  A telephone and webcast replay will be available approximately one hour after the completion of the call.  To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 3153901.  The webcast and telephone replay will be available through November 21, 2013.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor- specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin’s website at www.palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@palatin.com

Palatin Technologies Media Inquiries:
Paul Arndt, MBA, LifeSci Advisors, LLC
Managing Director
Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,
	2013	2012

REVENUES:	$-	$3,806

OPERATING EXPENSES:
Research and development	3,449,140	2,343,313
General and administrative	1,043,510	1,061,016
Total operating expenses	4,492,650	3,404,329

Loss from operations	(4,492,650)	(3,400,523)

OTHER INCOME (EXPENSE):
Investment income	5,319	14,371
Interest expense	(1,851)	(2,282)
Increase in fair value of warrants	-	(7,069,165)
Gain on disposition of supplies and equipment	-	4,620
Total other income (expense), net	3,468	(7,052,456)

NET LOSS	$(4,489,182)	$(10,452,979)

Basic and diluted net loss per common share	$(0.04)	$(0.15)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	106,609,720	71,669,170

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	September 30, 2013	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$18,585,093	$19,167,632
Short-term investments	3,749,926	5,249,654
Prepaid expenses and other current assets	251,703	332,267
Total current assets	22,586,722	24,749,553

Property and equipment, net	245,412	266,415
Other assets	57,925	58,131
Total assets	$22,890,059	$25,074,099

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations	$14,068	$19,909
Accounts payable	990,898	338,726
Accrued expenses	2,191,421	1,701,727
Unearned revenue	1,000,000	-
Total current liabilities	4,196,387	2,060,362

Deferred rent	26,155	35,460
Total liabilities	4,222,542	2,095,822

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,697 shares as of September 30, 2013 and June 30, 2013	47	47
Common stock of $0.01 par value – authorized 300,000,000 shares;
issued and outstanding 39,191,655 shares as of September 30, 2013 and 39,116,948 as of June 30, 2013, respectively	391,917	391,169
Additional paid-in capital	282,870,194	282,692,520
Accumulated deficit	(264,594,641)	(260,105,459)
Total stockholders’ equity	18,667,517	22,978,277
Total liabilities and stockholders’ equity	$22,890,059	$25,074,099